                                                                                EXHIBIT 11
                         TRANS WORLD AIRLINES, INC. AND SUBSIDIARIES
                              COMPUTATION OF EARNINGS PER SHARE
                       (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNT)

                                                                                     Three Months Ended
                                                                                          June 30,
                                                                                  -------------------------
                                                                                   1988              1977
                                                                                  -------          --------
ADJUSTMENTS TO NET INCOME (LOSS):
    Income (loss) before extraordinary items                                      $24,750          $(11,995)
    Preferred stock dividend requirements                                          (5,863)           (3,869)
                                                                                  -------          --------
    Income (loss) before extraordinary items applicable to
         common stock for basic earnings per share calculation                     18,887           (15,864)
    Extraordinary items                                                            (5,256)           (2,405)
                                                                                  -------          --------
    Net income (loss) applicable to common stock for basic
         earnings per share calculation                                            13,631           (18,269)
    Diluted earnings per share adjustment - dividend requirements on the 9 1/4% (1998) preferred stock and 8% preferred stock
          (1997) assumed to be converted                                            1,994             3,869
    Interest net of taxes on the April Equity Notes                                   199                 -
    Interest net of taxes on the 10 1/4% Equity Notes                                  34                 -
                                                                                  -------          --------
    Net income (loss) applicable to common stock for
         diluted earnings per share calculation                                   $15,858          $(14,400)
                                                                                  =======          ========

ADJUSTMENTS TO OUTSTANDING SHARES:
    Basic earnings per share:
        Average number of shares of common stock <F1>                              58,003            50,853
    Diluted earnings per share adjustments:
         Incremental shares associated with the assumed
             exercise of options and warrants                                       2,571               932
         Incremental shares associated with the July ESIP
             distribution <F2>                                                      2,282                 -
         Common shares assumed to be issued upon conversion of
             the April Equity Notes                                                 2,481                 -
         Common shares assumed to be issued upon conversion of
             the 10 1/4% Equity Notes                                                 214                 -
         Common shares assumed to be issued upon conversion of
             the 9 1/4% preferred stock (1998) <F3>                                10,918             9,545
                                                                                  -------          --------
    Total average number of common and common equivalent
         shares used for diluted earnings per share calculation                    76,469            61,330
                                                                                  =======          ========

PER SHARE AMOUNTS:
    Income (loss) before extraordinary items and preferred dividends
         Basic                                                                    $  0.33          $  (0.31)
         Diluted <F3>                                                             $  0.28          $  (0.20)
    Net Income (loss)
         Basic                                                                    $  0.24          $  (0.36)
         Diluted <F3>                                                             $  0.21          $  (0.23)

--------------

<F1> Includes 5,869 shares for the three months ended June 30, 1998 and 6,029 shares for the three months ended June 30, 1997, of Employee Preferred Stock which, except for a liquidation preference of $.01 per share and the right to elect a certain number of directors to the Board of Directors, is the functional equivalent of Common Stock.

<F2> Pursuant to an employee stock incentive plan (ESIP or the Plan), the
     Company is required to distribute additional shares of Common Stock and Employee Preferred Stock as a result of the distribution of additional shares following the effective date of the '95 Reorganization. The Company distributed 931,604 additional shares in July 1997 and 2.377,084 additional shares in July 1998 under this provision. Additionally, the ESIP provides that, continuing through 2002, employees may significantly increase their ownership, through grants or purchases, as set forth in the Plan. The earnings (loss) per share computations do not give any effect to future potential issuances of these shares.

<F3> As the effects of including the incremental shares associated with options and warrants and the assumed conversion of the 8% and the 9 1/4% Preferred Stock are antidilutive, these amounts are not presented in the accompanying condensed statements of consolidated operations for 1997. Additionally, the effect of assuming conversion of the 8% Preferred Stock for 1998 is antidilutive and, accordingly, it has not been assumed to be converted for purposes of computing diluted amounts for the quarter ended June 30, 1998.

                                                                                EXHIBIT 11
                         TRANS WORLD AIRLINES, INC. AND SUBSIDIARIES
                              COMPUTATION OF EARNINGS PER SHARE
                       (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNT)

                                                                                     Six Months Ended
                                                                                          June 30,
                                                                                 --------------------------
                                                                                   1988              1997
                                                                                 --------          --------
ADJUSTMENTS TO NET INCOME (LOSS):
    Loss before extraordinary items                                              $(29,390)         $(82,027)
    Preferred stock dividend requirements                                         (11,726)           (7,738)
                                                                                 --------          --------
    Loss before extraordinary items applicable to
         common stock for basic earnings per share calculation                    (41,116)          (89,765)
    Extraordinary items                                                            (6,636)           (3,937)
                                                                                 --------          --------
    Net loss applicable to common stock for basic
         earnings per share calculation                                           (47,752)          (93,702)
    Diluted earnings per share adjustment - dividend requirements on the 8% and the 9 1/4% preferred stock assumed to be
         converted                                                                 11,726             7,738
    Interest net of taxes on the April Equity Notes                                   199                 -
    Interest net of taxes on the 10 1/4% Equity Notes                                  34                 -
                                                                                 --------          --------
    Net loss applicable to common stock for
         diluted earnings per share calculation                                  $(35,793)         $(85,964)
                                                                                 ========          ========

ADJUSTMENTS TO OUTSTANDING SHARES:
    Basic earnings per share:
        Average number of shares of common stock <F1>                              57,946            49,945
    Diluted earnings per share adjustments:
         Incremental shares associated with the assumed
             exercise of options and warrants                                       3,262             1,626
         Incremental shares associated with the July ESIP
             distribution <F2>                                                      1,521                 -
         Common shares assumed to be issued upon conversion of
             the April Equity Notes                                                 1,247                 -
         Common shares assumed to be issued upon conversion of
             the 10 1/4% Equity Notes                                                 108                 -
         Common shares assumed to be issued upon conversion of
             the 8% (1997 & 1998) and 9 1/4% (1998) preferred stock                20,462             9,545
                                                                                 --------          --------
    Total average number of common and common equivalent
         shares used for diluted earnings per share calculation                    84,546            61,116
                                                                                 ========          ========

PER SHARE AMOUNTS:
    Loss before extraordinary items and preferred dividends
         Basic                                                                   $  (0.71)         $  (1.80)
         Diluted <F3>                                                            $  (0.34)         $  (1.34)
    Net loss
         Basic                                                                   $  (0.82)         $  (1.88)
         Diluted <F3>                                                            $  (0.42)         $  (1.41)

--------------

<F1> Includes 6,088 shares for the six months ended June 30, 1998 and 5,971 shares for the six months ended June 30, 1997, of Employee Preferred Stock which, except for a liquidation preference of $.01 per share and the right to elect a certain number of directors to the Board of Directors, is the functional equivalent of Common Stock.

<F2> Pursuant to an employee stock incentive plan (ESIP or the Plan), the
     Company is required to distribute additional shares of Common Stock and Employee Preferred Stock as a result of the distribution of additional shares following the effective date of the '95 Reorganization. The Company distributed 931,604 additional shares in July 1997 and 2,377,084 additional shares in July 1998 under this provision. Additionally, the ESIP provides that, continuing through 2002, employees may significantly increase their ownership, through grants or purchases, as set forth in the Plan. The earnings (loss) per share computations do not give any effect to future potential issuances of these shares.

<F3> As the effects of including the incremental shares associated with options and warrants and the assumed conversion of the 8% and the 9 1/4% Preferred Stock are antidilutive, these amounts are not presented in the accompanying condensed statements of consolidated operations for 1997 or 1998.